UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 4, 2000
                                                         ----------------


                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                  ---------------------------------------------

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
            --------                 -------             ----------

 (State or Other Jurisdiction      (Commission    I.R.S. Employer ID Number
      of Incorporation or          File Number)
         Organization)


          11019 McCormick Road, Hunt Valley, Maryland        21031
          -------------------------------------------        -----

           (Address of Principal Executive Offices)        (Zip Code)


     Registrant's telephone number, including area code   410/584-7000
                                                          ------------

Item 5.  Other Events.

On February 4, 2000, EA Engineering, Science, and Technology, Inc. (the "Company") issued the following press release:

                 EA Plans to Restate Earnings for Prior Periods

Contact:       Melissa L. Kunkel, Director of Communications
               Tel. (410) 527-2442        FAX:  (410) 771-9148
               World Wide Web Site:  http://www.eaest.com
Release:       Immediately Upon Receipt (02/04/00)


BALTIMORE, MARYLAND, February 04, 2000... EA Engineering, Science, and Technology, Inc. (NASDAQ: EACO), today reported that management has discovered accounting irregularities related to unbilled revenue which will cause the Company to restate earnings for prior years.

Upon   discovering   the   irregularities,   the  Company   began  an  intensive
investigation and notified appropriate regulatory authorities.

Based upon the information which is presently available, the Company anticipates the cumulative effect of the restatements will reduce earnings over prior year periods by approximately $1.4 million, or $0.14 per share.

The Company will comment further on this matter after the ongoing investigation has been completed.

EA Engineering, Science, and Technology, Inc. is an international consulting firm specializing in the areas of energy, the environment, and health and safety. Through a network of more than 20 offices, EA provides scientific, engineering, economic, analytical, and management solutions for its corporate, utility, municipal, and Federal government clients.

Certain of the statements contained in this news release are forward-looking statements that involve risks and uncertainties, such as those related to the Company's contracts and other business risks, including general economic conditions, the effects of the Company's restructuring, and industry-wide market factors, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             EA Engineering, Science, and Technology, Inc.
                                               Registrant

Date:  February 4, 2000      By:     /s/ Barbara L. Posner
       ----------------          -----------------------------------------
                                     Barbara L. Posner
                                     Chief Financial Officer
                                     Chief Operating Officer